UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 12, 2006

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

The Compensation Committee of the Board of Directors of Nabi Biopharmaceuticals (the “Company”) met in February, April and May 2006 with its independent compensation consulting firm in connection with the Compensation Committee’s annual compensation review, which included consideration of the annual equity awards, the adoption of the balanced corporate scorecard for the VIP Management Incentive Plan for 2006 and modifications to the VIP Management Incentive Plan for 2006 as discussed below.

Annual Equity Awards

On May 12, 2006, in connection with its annual grant of equity awards, the Compensation Committee of the Board of Directors and the Board of Directors of the Company awarded or authorized the award to its officers, directors and employees of options and restricted stock representing 1,459,000 shares of its common stock as follows:

•	Non-employee directors received options to purchase a total of 102,000 shares of common stock under the terms of the Company’s Stock Plan for Non-Employee Directors. The number of options granted to each non-employee director was consistent with immediate past practice.

•	Executive officers of the Company received options and restricted stock under the Company’s 2000 Equity Incentive Plan. The number of shares of restricted stock and the number of shares which may be acquired under the options aggregate 295,000 shares.

•	Non-executive officers and employees may receive the award of options to purchase up to 1,062,000 shares of common stock.

Named executive officers of the Company received awards of restricted stock and options to purchase common stock as described below:

Name and Position	Restricted Stock	Options
Thomas H. McLain Chairman, Chief Executive Officer, and President	20,000	75,000
Raafat E.F. Fahim, Ph.D. Senior Vices President, Technical and Production Operations	40,000	N/A
Henrik S. Rasmussen, M.D., Ph.D. Senior Vice President, Clinical, Medical, and Regulatory Affairs	40,000	N/A
Joseph Johnson Senior Vice President, People, Process and Technology	N/A	100,000

The restricted stock and options granted to Mr. McLain and Mr. Johnson will vest in equal annual installments over four years so that they are fully vested on May 12, 2010. The restricted stock granted to Drs. Fahim and Rasmussen will vest in equal annual installments over three years so that they are fully vested on May 12, 2009. The exercise price of each option is $6.30 and all of the options will expire on May 12, 2013.

VIP Management Incentive Plan

Also on May 12, 2006, the Compensation Committee adopted in concept the balanced corporate scorecard for the VIP Management Incentive Plan for 2006 and modified the Company’s VIP Management Incentive Plan for 2006 to eliminate the minimum corporate qualifier, to increase the bonus potential for the Chief Executive Officer and Senior Vice Presidents Drs. Fahim and Rasmussen to 90% and 65%, respectively, and to weight differently, in amounts to be approved, the four balanced scorecard subjects: financial, customer, internal and employee learning and growth.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 12, 2006, the Company’s stockholders elected Peter B. Davis as a director of the Company, effective immediately, to serve until the next annual meeting of stockholders of the Company and until his successor is elected and qualified. Mr. Davis was appointed to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Davis, currently an independent consultant, served as Vice President Finance and Chief Financial Officer of XOMA Ltd., a biotechnology company, from 1994 until his retirement in June of 2005. From 1991 to 1994 he served as Vice President Financial Operations for the Ares Serono Group, a global pharmaceutical company. From 1988 to 1991, he was Vice President, Chief Financial Officer of Akzo America Inc., a subsidiary of a diversified Dutch chemical company. From 1995 to 1998 he was Controller-International Division of Stauffer Chemical Corporation, and from 1972 to 1985, he was employed by PepsiCo Inc., last serving as Division Finance Director of Pepsi-Cola International.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: May 18, 2006	By:	/s/ Thomas H. McLain
	Name:	Thomas H. McLain
	Title:	Chairman, Chief Executive Officer and President